AXIL Brands, Inc. Reports Third Quarter Fiscal Year 2026 Financial Results

LOS ANGELES, April 8, 2026 (GLOBE NEWSWIRE) – AXIL Brands, Inc. (“AXIL,” “we,” “us,” “our,” or the “Company”) (NYSE American: AXIL), an emerging global consumer products company for AXIL® hearing protection and enhancement products and Reviv3® hair and skin care products, and marketing services for third-party brands today announced financial and operational results for the third fiscal quarter ended February 28, 2026 (“Q3 2026”).

Financial Highlights for the Quarter Ended February 28, 2026

•	Net sales increased 5.4% in Q3 2026 to $7.3 million, compared to $6.9 million in the prior year period
•	Gross profit was largely unchanged at approximately $5.0 million for both periods, representing 69.1% gross margin in Q3 2026, compared to 71.7% in the prior year period
•	Operating expenses of $4.8 million were 66.2% of net sales in Q3 2026, compared to $4.4 million, or 63.3% of sales in the prior year period
•	Net income in Q3 2026 was $0.2 million, or $0.02 per diluted share compared to $0.6 million, or $0.07 per diluted share in the prior year period
•	Adjusted EBITDA in Q3 2026 was $0.5 million, compared to $0.9 million in the prior year period
•	Net cash provided by operating activities for the nine months ended February 28, 2026 was $0.8 million, compared to $1.7 million in the prior year period
•	Cash on hand as of February 28, 2026 was $5.5 million, representing an increase of $700,000 compared to $4.8 million as of May 31, 2025

Operations Update:

•	Announced new order with Home Depot to distribute three high performance products through its on-line platform
•	Announced that Sportsman’s Warehouse will distribute two products, GSX 3 and XCor Pro, which will be available at 70 national stores and on-line
•	Announced 3,700-store rollout with Walmart beginning first half of calendar 2026
•	Announced expansion of licensing agreement with Monster Jam

Quarterly Results:

Net sales increased by $371,663, or 5.4%, to $7,294,030 for the three months ended February 28, 2026, compared to $6,922,367 for the prior-year period, primarily driven by continued growth in demand for our hearing enhancement and protective equipment products, and partially offset by lower sales in our hair and skin care segment, which were impacted by the absence of a significant distributor order that was fulfilled in the prior-year period.

Cost of sales increased by $296,270 or 15.1% from $1,955,939 in the three months ended February 28, 2025 to $2,252,209 in the three months ended February 28, 2026. Cost of sales as a percentage of net revenues for the three months ended February 28, 2026 was 30.9% as compared to 28.3% for the three months ended February 28, 2025. Cost of sales as a percentage of revenue increased primarily due to increased tariffs.

Gross profit increased by $75,393 or 1.5% from $4,966,428 in the three months ended February 28, 2025 to $5,041,821 for the three months ended February 28, 2026. Gross profit as a percentage of sales for the three months ended February 28, 2026 was 69.1%, as compared to 71.7% for the three months ended February 28, 2025. Gross profit as a percentage of sales decreased primarily due to higher customs duties.

Operating expenses increased by $444,263 or 10.1% from $4,383,319 in the three months ended February 28, 2025 to $4,827,582 in the three months ended February 28, 2026. Operating expenses as a percentage of net revenues for the three months ended February 28, 2026 was 66.2% compared to 63.3% for the three months ended February 28, 2025. Operating expenses increased primarily due to higher sales and marketing expenses of approximately $400,000, reflecting increased investment in retail sales promotional initiatives and efforts to enhance overall brand awareness.

Income from operations for the three months ended February 28, 2026, was $214,239 compared to $583,109 for the three months ended February 28, 2025. The decrease in income from operations of $368,870 related primarily to an increase in sales and marketing costs as explained above.

Net income was $203,046 and $576,662 for the three months ended February 28, 2026 and 2025, respectively.

Adjusted EBITDA decreased by $419,752 or 47.1% from $890,546 for the three months ended February 28, 2025 to $470,794 for the three months ended February 28, 2026. Adjusted EBITDA as a percentage of sales, net for the three months ended February 28, 2026 and 2025, was 6.5% and 12.9%, respectively. Adjusted EBITDA decreased primarily due to an approximately $400,000 increase in retail sales and marketing expenses, reflecting continued investment in our channel diversification strategy and broader brand-building initiatives aimed at driving long-term revenue growth.

Management Commentary:

“Seasonal order patterns coupled with incremental spending required in connection with our retail distribution expansion temporarily compressed our margins and bottom line in the fiscal third quarter of 2026. That said, we are on track for a strong finish to the year, and expect the increased investment in marketing and customer experience to drive long-term revenue expansion, deepen brand awareness, and strengthen our competitive position now and for the future. We have maintained our profitability, maintained the integrity of our balance sheet, and we’re looking ahead to some very exciting milestones in the future, as we execute on our strategy to scale AXIL into a multi-channel, high-growth consumer platform.

“Our hearing protection business remains the engine of growth, supported by expanding national retail partnerships and increasing demand across both professional and consumer markets, and the use-case is expanding as more retailers like Walmart sign on with us and carry our products. We estimate that our total store count where Axil products are currently being sold is approximately 6,000 compared to less than 1,800 at the end of last year, and believe that looking forward, there is an opportunity for AXIL products to reach a store count that is significantly higher than where it is today.

“As we move through the remainder of fiscal 2026, we remain focused on disciplined execution, scaling revenue, optimizing our cost structure, and capitalizing on the significant opportunities in front of us. We believe AXIL is still in the early stages of its growth trajectory, and we are confident in our ability to build a larger, more profitable, and more valuable company for our shareholders,” concluded Mr. Toghraie.

Fourth Quarter and Fiscal Year 2026 Outlook

Based on our current visibility and assumptions regarding continued retail expansion and other factors, we expect revenue for the fourth quarter of fiscal 2026 to be in the range of $8 million to $10 million, representing approximately 39% to 74% year-over-year growth, with gross margins for the fourth quarter of fiscal 2026 to be in the range of 67% to 71%. For the full fiscal year 2026, we expect revenue in the range of $30.2 million to $32.2 million, which implies 15% to 23% growth compared to fiscal 2025.

Store Count

The Company believes that the number of retail stores selling its products is an important indicator of growth. Store count is measured as of the end of the fiscal quarter. The Company cannot provide any assurance that it will achieve the anticipated growth in store count.

Use of Non-GAAP Financial Measures

The Company calculates EBITDA by taking net income calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), and adjusting for income taxes, interest income or expense, and depreciation and amortization. The Company calculates adjusted EBITDA as EBITDA, further adjusted for stock-based compensation. Adjusted EBITDA is also presented as a percentage of revenue, which is calculated by dividing the non-GAAP Adjusted EBITDA for a period by revenue for the same period. Other companies may calculate EBITDA and adjusted EBITDA differently, limiting the usefulness of these measures for comparative purposes. The Company believes that these non-GAAP measures of financial results provide useful information regarding certain financial and business trends relating to the Company’s financial condition and results of operations, and management considers EBITDA and adjusted EBITDA important indicators in evaluating the Company’s business on a consistent basis across various periods for trend analyses. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements and are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Investors should not rely on any single financial measure to evaluate our business. A reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measure, net income, calculated in accordance with GAAP is included in a schedule to this press release.

AXIL BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED EBITDA and ADJUSTED EBITDA

FOR THE THREE AND NINE MONTHS ENDED FEBRUARY 28, 2026 AND 2026

(Unaudited)

	For the Three Months Ended February 28,		For the Nine Months Ended February 28,
	2026	2025	2026	2025
Net income (GAAP)	$203,046	$576,662	$1,242,223	$1,100,563
Provision for income taxes	64,306	53,085	412,479	120,335
Interest income, net	(31,297)	(42,920)	(98,774)	(97,595)
Depreciation and amortization	54,370	45,666	183,971	93,001
Total EBITDA (Non-GAAP)	290,425	632,493	1,739,899	1,216,304

Adjustments:

Stock-based compensation	180,369	258,053	560,603	860,517

Total Adjusted EBITDA (Non-GAAP)	$470,794	$890,546	$2,300,502	$2,076,821

Sales, net (GAAP)	$7,294,030	$6,922,367	$22,285,107	$20,506,213

Adjusted EBITDA as a percentage of Sales, net (Non-GAAP)	6.5%	12.9%	10.3%	10.1%

AXIL BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	February 28, 2026	May 31, 2025
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,518,989	$4,769,854
Accounts receivable, net	1,348,467	1,003,945
Inventory, net	3,929,499	2,533,658
Due from related party	—	222
Prepaid expenses and other current assets	958,502	947,969

Total Current Assets	11,755,457	9,255,648

OTHER ASSETS:
Property and equipment, net	413,191	412,261
Intangible assets, net	427,540	403,591
Right of use asset	411,903	579,121
Deferred tax asset	—	46,239
Other assets	20,720	20,720
Goodwill	2,152,215	2,152,215

Total Other Assets	3,425,569	3,614,147

TOTAL ASSETS	$15,181,026	$12,869,795

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,231,200	$866,573
Contract liabilities, current	527,458	707,207
Notes payable, current	4,405	3,574
Due to related party	169,203	—
Lease liabilities, current	208,673	212,543
Income tax liability	610,477	310,369
Other current liabilities	456,292	362,558

Total Current Liabilities	3,207,708	2,462,824

LONG TERM LIABILITIES:
Lease liabilities	249,897	404,669
Note payable	134,054	136,655
Contract liabilities	126,833	205,939

Total Long Term Liabilities	510,784	747,263

Total Liabilities	3,718,492	3,210,087

Commitments and contingencies

STOCKHOLDERS' EQUITY:
Series A Preferred stock, $0.0001 par value; 28,000,000 shares authorized; 24,873,500 and 27,773,500 shares issued and outstanding as of February 28, 2026 and May 31, 2025, respectively	2,487	2,777
Common stock, $0.0001 par value: 15,000,000 shares authorized; 6,817,717 and 6,657,717 shares issued and outstanding as of February 28, 2026 and May 31, 2025, respectively	682	666
Additional paid-in capital	9,496,424	8,935,547
Retained Earnings	1,962,941	720,718

Total Stockholders' Equity	11,462,534	9,659,708

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$15,181,026	$12,869,795

AXIL BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED FEBRUARY 28, 2026 AND 2025

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	February 28,		February 28,
	2026	2025	2026	2025

Sales, net	$7,294,030	$6,922,367	$22,285,107	$20,506,213

Cost of sales	2,252,209	1,955,939	7,072,115	5,888,090

Gross profit	5,041,821	4,966,428	15,212,992	14,618,123

OPERATING EXPENSES:
Sales and marketing	3,371,228	2,994,052	9,282,367	9,041,283
Compensation and related taxes	421,766	200,156	963,284	667,478
Professional and consulting	601,583	796,689	2,077,827	2,480,707
General and administrative	433,005	392,422	1,360,466	1,313,377

Total Operating Expenses	4,827,582	4,383,319	13,683,944	13,502,845

INCOME FROM OPERATIONS	214,239	583,109	1,529,048	1,115,278

OTHER INCOME (EXPENSE):
Other income	21,816	3,718	26,880	8,025
Interest income	32,732	44,191	102,796	100,162
Interest expense and other finance charges	(1,435)	(1,271)	(4,022)	(2,567)

Other income, net	53,113	46,638	125,654	105,620

INCOME BEFORE PROVISION FOR INCOME TAXES	267,352	629,747	1,654,702	1,220,898

Provision for income taxes	64,306	53,085	412,479	120,335

NET INCOME	$203,046	$576,662	$1,242,223	$1,100,563

NET INCOME PER COMMON SHARE:
Basic	$0.03	$0.09	$0.18	$0.17
Diluted	$0.02	$0.07	$0.15	$0.13

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,795,384	6,516,852	6,725,631	6,373,502
Diluted	8,258,341	8,202,402	8,244,572	8,196,605

AXIL BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED FEBRUARY 28, 2026 AND 2025

(UNAUDITED)

	For the Nine Months Ended February 28,
	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,242,223	$1,100,563
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	183,971	93,001
Provision for credit losses	47,958	31,834
Reversal of inventory obsolescence	—	(23,448)
Stock-based compensation	560,603	860,517
Gain on forgiveness of account payable	—	(218,699)
Deferred income taxes	46,239	109,796
Change in operating assets and liabilities:
Accounts receivable	(392,480)	(323,389)
Inventory	(1,395,841)	673,034
Prepaid expenses and other current assets	(10,533)	(156,574)
Accounts payable	364,627	147,472
Other current liabilities	452,566	(322,358)
Contract liabilities	(309,003)	(237,519)

NET CASH PROVIDED BY OPERATING ACTIVITIES	790,330	1,734,230

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangibles	(130,144)	(101,690)
Purchase of property and equipment	(78,706)	(154,088)

NET CASH USED IN INVESTING ACTIVITIES	(208,850)	(255,778)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of note payable	(1,770)	(5,636)
Repayments to a related party	(4,549,984)	(5,584,759)
Advances from a related party	4,719,409	5,601,537

NET CASH PROVIDED BY FINANCING ACTIVITIES	167,655	11,142

NET INCREASE IN CASH AND CASH EQUIVALENTS	749,135	1,489,594

CASH AND CASH EQUIVALENTS - Beginning of period	4,769,854	3,253,876

CASH AND CASH EQUIVALENTS - End of period	$5,518,989	$4,743,470

About AXIL Brands

AXIL Brands (NYSE American: AXIL) is an emerging global consumer products company. The Company is a manufacturer and marketer of premium hearing enhancement and protection products, including ear plugs, earmuffs, and ear buds, under the AXIL® brand, premium hair and skincare products under its in-house Reviv3® brand - selling products in the United States, Canada, the European Union, and throughout Asia and provides marketing services to third-party brands.

To learn more, please visit the Company's AXIL® website at www.axilbrands.com and its Reviv3® website at www.reviv3.com

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the federal securities laws. The use of words such as “anticipate,” “believe,” “expect,” “continue,” “will,” “may,” “prepare,” “should,” and “focus,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available information, and management’s beliefs, projections, and current expectations, and are subject to a number of significant risks and uncertainties, many of which are beyond management’s control and may cause the Company’s results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: (i) the Company’s ability to grow its net sales and operations, including developing new and improved products, diversifying and expanding its distribution and retail channels, expanding the marketing services business, and growing internationally; (ii) the Company’s ability to perform in accordance with any guidance provided by management, which may differ from the Company’s actual operating results; (iii) the Company’s ability to generate sufficient revenue to support the Company’s operations and to raise additional funds or obtain other forms of financing as needed on acceptable terms, or at all; (iv) potential difficulties or delays the Company may experience in implementing its cost savings and efficiency initiatives; (v) the Company’s ability to compete effectively with other companies in its industries; (vi) the concentration of the Company’s customers, potentially increasing the negative impact to the Company by changing purchasing or selling patterns; (vii) changes in laws or regulations in the United States and/or in other major markets, such as China, in which the Company operates, including, without limitation, with respect to taxes, tariffs, trade policies or product safety, which may increase the Company’s product costs and other costs of doing business, and reduce the Company’s earnings; (viii) continued uncertainty with respect to U.S. trade policies and tariffs and potential tariff refunds; (ix) the Company’s ability to engage in acquisitions, investments,  partnerships, strategic alliances or dispositions when desired; (x) the Company’s review of strategic alternatives for the hair and skin care business and the timing of any action taken as a result of such review; (xi) the Company’s ability to successfully accelerate its supply chain transition strategy and achieve the intended benefits; and (xii) the impact of unstable market and general economic conditions on the Company’s business, financial condition and stock price, including inflationary cost pressures, the possibility of an economic recession and other macroeconomic factors, geopolitical events, and uncertainty, increased tariffs and other trade restrictions and barriers, unemployment rates, decreased discretionary consumer spending, supply chain disruptions and constraints, labor shortages, ongoing economic disruption, the Ukraine-Russia conflict and conflicts in the Middle East, and other downturns in the business cycle or the economy. There can be no assurance as to any of these matters, and potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company does not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investor Relations:

investors@goaxil.com